                                                                      EXHIBIT 11


HANCOCK FABRICS, INC.
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

--------------------------------------------------------------------------------------------------------------------------
(dollars in thousands, except for
  per share amounts)                                    Thirteen Weeks Ended                   Thirty-nine Weeks Ended
                                                   -------------------------------         -------------------------------
                                                   November 1,         November 2,         November 1,         November 2,
                                                       1998                1997                1998                1997
                                                   -----------         -----------         -----------         -----------
Basic earnings per share

  Net earnings                                     $     3,555         $     4,924         $     6,104         $     8,952
                                                   ===========         ===========         ===========         ===========

  Weighted average number of common shares
   outstanding during period                        19,442,658          20,757,208          20,118,396          20,927,367
                                                   ===========         ===========         ===========         ===========

Basic earnings per share                           $      0.18         $      0.24         $      0.30         $      0.43
                                                   ===========         ===========         ===========         ===========

Diluted earnings per share

  Net earnings                                     $     3,555         $     4,924         $     6,104         $     8,952
                                                   ===========         ===========         ===========         ===========

  Weighted average number of common shares
   outstanding during period                        19,442,658          20,757,208          20,118,396          20,927,367


   Common stock equivalents                             88,460             365,773             254,431             379,788


   Contigently issuable shares                                              60,912              67,597              69,874
                                                   -----------         -----------         -----------         -----------

                                                    19,531,118          21,183,893          20,440,424          21,377,029
                                                   ===========         ===========         ===========         ===========

Diluted earnings per share                         $      0.18         $      0.23         $      0.30         $      0.42
                                                   ===========         ===========         ===========         ===========